UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

1PM INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.  Regulation FD Disclosure.

The Company has received questions about our BuzzKill and CBD product Line. The Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly. Our CBD products are an all-natural, water soluble source of CBD that is more bioavailable than any CBD hemp oil products on the market.  Your body is composed of over 60% water, so what good is a product that cannot dissolve in water?  CBD Hemp Oil products have an extremely poor bioavailability (reports show less than 10%) when compared to our water soluble NanoCBD technology. Why pay full price when you can only utilize a small fraction of it?!  With our new technology, CBD hemp oil is obsolete and water soluble is the only way to go.  We are setting out to prove that our products are 10x more bioavailable in the body than traditional CBD hemp oil.

Von Baron Farm's CBD Shot and BuzzKill uses NanoCBD. Nano particles (1/100 the width of a human hair) are easier for your body to absorb and transport to where they are needed within your body. We have set out to prove that NanoCBD is over 10x more bioavailable in the body than any oil based CBD currently on the market. Our initial tests show that 10 mg of NanoCBD is the equivalent of taking at least 100 mg of oil based CBD.

Von Baron Farm's CBD Shot and BuzzKill are derived from pharmaceutical grade CBD and contains and contains no THC.

 Below is an illustration that explains the differences between NanoCBD and oil based CBD.

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Item 8.01.  Other Events

(1)     The Company has finalized the transfer of changing all of its packaging to be child proof. Currently, there are no regulations in enforced within California that require our products to be in child proof containers. However, San Jose County is expected to establish a regulations requiring child proof containers by the end of April. As such, the Company completed the transition to child proof containers prior to the new regulations taking effect.

(2)     On March 24, 2016, the Company launched www.vonbaronlabs.com. The Company will be selling its CBD product line through the website and will market throughout the United States.

(3)     In May 2016, the Company will be launch its THC and Combo Shots. The shots will consist of the following:

•	The 50/50 shot contains 50MG and THC and 5mg of Nano-CBD which is equivalent to 50MG of CBD

•	The 100/100 shot contains 100MG and THC and 10mg of Nano-CBD which is equivalent to 100MG of CBD

•	Von Baron Farm's Shots use NanoCBD. Nano particles (1/100 the width of a human hair) are easier for your body to absorb and transport to where they are needed within your body.

(4)     On March 7, 2016, the Company launched Buzz Kill. BuzzKill is a specially formulated drink supplement designed to alleviate the effects of THC. It contains 10MG NanoCBD which is equivalent to 100MG of CBD. That is a hefty dose of the best CBD we could find, and we are confident that BuzzKill will help you control and manage THC anxiety so that you can safely and therapeutically benefit from your personal medicine. Individual results may vary and are a factor of the amount of cannabis you have had and your individual chemical make-up. Some users report positive effects from only 1/4 or 1/2 of a bottle, so be sure to experiment to find your ideal dose depending on your situation. We provide the following FAWS on BuzzKill:

Does BuzzKill work the same if I have been smoking flowers or eating edibles?

Yes.  There are multiple ingredients in that work together to combat the effects of having too much THC no matter how it is consumed.

Will I still be high after I take BuzzKill?

Yes.  But your high will begin to fade away and will generally be more comfortable.

How should I store it and how long will it last?

The shelf life is 6 months.  Similar to 5 Hour Energy drinks, you don't need to refrigerate it, and you can take it with you anywhere you go.

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(5)     In April 2016, the Company launched its Nano-CBD Shot. The shot contains Pharmaceutical Grade Cannibidiol (CBD), a natural component of hemp and is in a 1.9 ounce shot similar to 5-Hour Energy. Each shot has 10mg of Nano-CBD in each shot 10MG which is equivalent to 100MG of CBD The shelf life is 6 months.  Similar to 5 Hour Energy drinks.

(6)     The Company began selling its medical marijuana products to dispensaries in California in January 2016 and is now selling its products in approximately 35 dispensaries. The Company's goal is to expand to 150 dispensaries and to conduct 3-5 in-store product samplings a week. Through the in-store demonstrations, the Company's goal is to grow sales to at least $1,000 per month per dispensary. During the Company's initial month of sales (February 2016), the Company generated approximately $5,000 in sales to dispensaries. During March 2016, the Company generated approximately $10,000 in sales to dispensaries. The Company's goal to double its sales every 4-6 weeks with the intent to grow revenue in July 2016 to $35,000-$45,000 per month. The Company's growth is dependent on the introduction of new produces and successfully increasing its market share of its current products.

(7)     Von Baron Farm's CBD Shot use NanoCBD. Nano particles (1/100 the width of a human hair) are easier for your body to absorb and transport to where they are needed within your body. We have set out to prove that NanoCBD is over 10x more bioavailable in the body than any oil based CBD currently on the market.

(8)     The Company's marking plan is focused on driving sales through its in-store demos. These in-store demos are having an impact on brand recognition for Von Baron Farms and turning product quicker within the dispensaries. For example, the Company held is first in-store demonstration on February 4, 2016. Since then the Company has held 3 additional in-store demonstrations at the same location. The Company's sales at this location went from $0 to currently approximately $750 every 7-10 days and is being requested by name by the dispensary's clients.

(9)     The Company's in-store product sampling team will hold 3 in-store demonstrations this week. The Company is scheduled for 4 in-store demonstrations this week.

(10)   The Company has borrowed $110,000 from Typenex Co-Investment, LLC (Lender). The note accrued 105 interest per annum. Beginning on the date that is six (6) months after the Purchase Price Date the company will begin making 9 monthly installments payments of approximately $13,000 per month. The Company may elect at its sole discretion to make the installment payment in Cash or Common Stock. However, tender may convert at any time at a fixed conversion price of $0.30 per share.

Item 9.01.  Exhibits

Exhibit 99.1

On March 16, 2016, 1PM Industries, Inc. (the "Company") issued a press release (the "Press Release") regarding the launch of its Nano-CBD product line. A copy of the Press Release is furnished herewith as Exhibit 99.1.

Exhibit 99.2

On March 30, 2016, 1PM Industries, Inc. (the "Company") issued a press release (the "Press Release") regarding the launch of its website for its Nano-CBD product line. A copy of the Press Release is furnished herewith as Exhibit 99.2

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: April 4, 2016	By	/s/ Joseph Wade
Name: Joseph Wade
Title: CEO

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